UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2013

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 25, 2013, Mr. Sheldon Stein was appointed to the board of directors of the general partner of Alon USA Partners, LP. The board of directors has determined that Mr. Stein meets the independence standards established by the New York Stock Exchange and Mr. Stein will serve on the board's audit committee. There are no arrangements or understandings between Mr. Stein and any other person pursuant to which he was elected as a director.
Mr. Stein has served as the President and Chief Executive Officer of Glazer's Distributors, one of the nation's largest distributors of wine, spirits and malt products, since July 2010. From February 2008 until July 2010, Mr. Stein was a Vice Chairman and Head of Southwest Investment Banking for Bank of America, Merrill Lynch. Prior to joining Merrill Lynch, Mr. Stein was a Senior Managing Director and ran Bear Stearns' Southwest Investment Banking Group for over 20 years. Mr. Stein received a Bachelors degree Magna Cum Laude with honors from Brandeis University where he was a member of Phi Beta Kappa and a J.D. from Harvard Law School. He is a director of The Men's Wearhouse, Inc. and Ace Cash Express and is also on the advisory board of Amegy Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	February 26, 2013		/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer